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                                                                     Exhibit 4.5

                           FIRST AMENDMENT AGREEMENT
                           -------------------------


     THIS FIRST AMENDMENT AGREEMENT (this "Amendment"), dated as of December
14, 2000, is among AptarGroup, Inc. (the "Borrower"), the financial institutions listed on the signature pages hereto as Lenders (the "Lenders"), Deutsche Bank AG New York Branch and/or Cayman Islands Branch (the "Accession Lender") and Bank of America, National Association (f/k/a Bank of America National Trust and Savings Association) as Agent for the Lenders;


                                 W I T N E S E T H:
                                 - - - - - - - - -

     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Multi-Currency Credit Agreement dated as of June 30, 1999 (the "Credit Agreement");

     WHEREAS, the parties hereto wish to amend the Credit Agreement as hereinafter set forth;

     WHEREAS, the Accession Lender wishes to become a Lender under the Credit Agreement;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:

     Section 1. Credit Agreement Definitions  Capitalized terms used herein that
                ----------------------------
are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

     Section 2. Amendments To Credit Agreement.  Effective on (and subject to
                ------------------------------
the occurrence of) the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

     2.1  Events of Default.  Section 7.1(e) of the Credit Agreement is hereby
          -----------------
amended to state in its entirety as follows:

          "(e) (x) default by the Borrower or any Subsidiary occurs in the payment when due of Indebtedness in an aggregate principal amount of $5,000,000 or (y) a default by the Borrower or any Subsidiary or other circumstance occurs under any Contractual Obligation under which any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount of $5,000,000 is issued or created and such default or other circumstance continues for a period of time sufficient to permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;"

     2.2  Schedule 2.1.  Schedule 2.1 to the Credit Agreement is deleted in its
          ------------
entirety and Schedule 2.1 to this Amendment is substituted therefore.

     Section 3. Addition of Lender.
                ------------------

          (a) By execution hereof, Accession Lender, as of the First Amendment Effective Date, shall become a Lender under the Credit Agreement, as amended through the First Amendment Effective Date, with a Commitment as set forth on
Schedule 2.1 attached to this Amendment and from and after the First Amendment Effective Date shall have all the rights and obligations of a Lender thereunder.

          (b) Accession Lender hereby confirms it has received a copy of the Credit Agreement and Exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the effectiveness thereof. Accession Lender acknowledges and agrees that it (i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had it been a Lender under the Credit Agreement as of the Effective Date and (ii) has made and will continue to make, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. Accession Lender further acknowledges and agrees that neither the Agent nor any Lender makes any representations or warranties about the creditworthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

     Section 4.  Representation And Warranties.  In order to induce the Lenders,
                 -----------------------------
the Accession Lender and the Agent to execute and deliver this Amendment, the Borrower hereby represents and warrants to each Lender, the Accession Lender and the Agent that:

          (a) No Event of Default or Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

          (b) the warranties of the Borrowers contained in Section 5 of the Credit Agreement are true and correct as of the date hereof, with the same effect as though made on such date; provided that with respect to Section
     5.10 the reference to December 31, 1998 therein shall instead be a reference to December 31, 1999 and the reference to March 31, 1999 therein shall instead be a reference to September 30, 2000.

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     Section 5.  Conditions to Effectiveness.
                 ---------------------------

             (a) The Amendment set forth in Section 2 hereof shall become effective on the date (the "First Amendment Effective Date") when the Agent shall have received all of the following, each in form and substance satisfactory to the Agent:

                  (i) eight counterparts of this Amendment executed by the Borrower, the Agent and the Required Lenders (for purposes of such calculation, the Accession Lender shall not be included as a Lender);

                  (ii) certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery by the Borrower of its obligations under the Credit Agreement as amended by this Amendment;

                  (iii) an opinion of Sidley & Austin in substantially the form delivered in connection with the initial closing of the Credit Agreement;

                  (iv) such other documents as the Agent or any Lender may reasonably request.

          (b) The provisions of Section 3 of this Amendment shall become effective as of the First Amendment Effective Date upon receipt by the Agent of eight counterparts of this Amendment executed by the Accession Lender and satisfaction of the conditions set forth in Section 5(a).

     Section 6.  Repayments and Reborrowings.  Upon satisfaction of the
                 ---------------------------
conditions set forth in Section 5(b), the outstanding Loans shall be reallocated among the Lenders (including the Accession Lender) to reflect the Commitments after giving effect to this Amendment on such date as the Agent shall determine with the intent being to minimize amounts due under Section 2.11.

     Section 7.  Reaffirmation of Loan Documents.  From and after the date
                 -------------------------------
hereof, each reference that appears in any other Loan Document to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect.

     Section 8.  Counterparts; Effectiveness.  This Amendment may be executed by
                 ---------------------------
the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

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     Section 9.  Governing Law; Entire Agreement.  This Amendment shall be
                 -------------------------------
deemed a contract made under and governed by the laws of the State of Illinois, without giving effect to conflicts of laws principles. This agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

     Section 10. Loan Document.  This Amendment is a Loan Document.
                 -------------

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              APTARGROUP, INC.


                              By:     /s/ Stephen Hagge
                              Title:  Executive Vice President, Chief Financial
                                      Officer and Secretary

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                              BANK OF AMERICA, NATIONAL
                              ASSOCIATION (f/k/a Bank of America National
                              Trust and Savings Association), as Agent and
                              Lender


                              By:  /s/ M.H. Claggett
                              Title:  Principal

                              SOCIETE GENERALE - NEW YORK BRANCH, as Lender


                              By:   /s/ Jerry Parisi
                              Title:  Managing Director

                              ABN AMRO BANK N.V., as Lender


                              By:________________________________
                              Title:_____________________________


                              By:________________________________
                              Title:_____________________________

                              FLEET NATIONAL BANK, as Lender



                              By:   /s/ W. Lincoln Schoff Jr.
                              Title:   Senior Vice President

                              DEUTSCHE BANK AG NEW YORK BRANCH
                              AND/OR CAYMAN ISLANDS BRANCH, as
                              Accession Lender



                              By:  /s/ Robert W. Casey, Jr.
                              Title:  Managing Director


                              By:  /s/ K. Kunz
                              Title:  Vice President

                                 SCHEDULE 2.1

                                  COMMITMENTS

   Bank                             Commitment         Percentage
   ----                             ----------         ----------

BANK OF AMERICA, N.A.               $ 28,700,000           28.7%

ABN AMRO BANK N.V.                  $ 10,000,000           10.0%

FLEET NATIONAL BANK                 $ 28,000,000           28.0%

SOCIETE GENERALE - NEW YORK
BRANCH                              $ 18,300,000           18.3%

DEUTSCHE BANK-NEW YORK
BRANCH AND/OR CAYMAN
ISLANDS BRANCH                      $ 15,000,000           15.0%

   TOTAL                            $100,000,000         100.00%